Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-1 (No. 333-213810), Registration Statements on Form S-3 (Nos. 333-220769, 333-231980, 333-240207, 333-252765, 333-256650 and 333-257905) and Registration Statements on Form S-8 (Nos. 333-219109, 333-208935, 333-227118, 333-232773 and 333-257740) of Oncocyte Corporation of our report dated April 12, 2023, relating to the consolidated financial statements as of and for the year ended December 31, 2022, appearing in this Annual Report on Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

April 15, 2024